FINANCIAL CONSULTING AGREEMENT


         This Consulting Agreement ("Agreement") is made effective this 1st day of July 1997 by and between, Park Street Investments, Inc. ("Consultant"), a Utah corporation and Flexweight Corporation ("Client"), a Kansas corporation with respect to the following:

                                    RECITALS

         WHEREAS, Consultant is in the business of providing general business consulting services to privately held and publicly held corporations; and

         WHEREAS, Client desires to retain Consultant to provide advice relative to corporate and business consulting services.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant agree as follows:

    1. Engagement of Consultant. Consultant agrees to use its best efforts to assist Client:

         a. and counsel Client relative to the steps necessary to prepare Client for a merger, acquisition or business combination ("Reorganization"). This includes, but is not limited to, facilitating efforts to cause Client's corporate status with the state to be in good standing and to maintain its standing as so during the term of this Agreement; in the negotiations for potential settlement of Client's outstanding debts and litigation; in preparing financial statements and obtaining an audit on the financial statements in accordance with U.S GAAP standards by an accounting firm with SEC peer review; in preparing and filing other documents with the necessary regulatory bodies as is required by law, including, but not limited to preparing and filing forms 10K and 10Q as necessary;

         b. in restructuring Client's capital formation through a reverse split, re-authorization of debt and equity; in preparing and filing proxy material and in obtaining shareholder votes on corporate matters.

         c. in prospecting for, negotiating with and structuring a merger or business combination with a potential reorganization candidate ("Reorganization Candidate").

         d. in finding an attorney to provide any necessary legal assistance and opinions as required or if requested;

         e.   to maintain Client's corporate books and records

         f. to assist Client in the preparation of corporate resolutions, and other correspondencies necessary to fulfill its obligations under this Agreement.

         g.   in funding all of the costs for the above
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     All of the foregoing  services  collectively  are referred to herein as the
"Consulting Services."

2. Compensation Client shall compensate Consultant for consulting services ("Consulting Services") rendered pursuant to this Agreement as follows:

         a. At closing time of a reorganization between Client and a Reorganization Candidate, Client shall issue to Consultant, shares of its common stock in an amount not to exceed fifteen percent (15%) of the total issued and outstanding shares of Client which amount is to be based on the total issued and outstanding shares of Client after a Reorganization between Client and a Reorganization Candidate.

         b. Consultant shall also be entitled to any cash fee that it is able to achieve from the reorganization candidate.

         c. All shares issued to Consultant pursuant to this Agreement shall be registered under section S-8 of the Securities and Exchange Act. If Consultant's shares are deemed restricted under the Act, such shares shall have "piggy back" registration rights with any registration statement, such statement filed at such time as Client, in its sole discretion, deems advisable.

3.   Term of Agreement, Extensions and Renewals

     This Agreement shall have a term of two years (the "Initial Consulting Period") from the date first appearing herein. This Agreement may be extended on a month to month basis (the "Extension Period") by mutual agreement of the parties executed in writing specifying the compensation for the Extension Period. This Agreement may also be terminated when a Reorganization is completed and Consultant is compensated as described in this Agreement. Notwithstanding the above in this paragraph, in the event of early termination, Client shall be obligated for any amounts due under this agreement. Such notice of either extension or termination shall be in writing and shall be delivered via U.S. certified mail, when applicable, effective ten (10) days after delivery to the other party.

4.   Due Diligence

     Client shall supply and deliver to Consultant all information as may be reasonably requested by Consultant to enable Consultant to make an investigation of the Client and its business prospects, and they shall make available to Consultant names, addresses, and telephone numbers as
     Consultant may need to verify or substantiate any such information provided.

5.   Best Efforts Basis

     Consultant agrees that it will at all times faithfully, to the best of its experience, ability and talents, perform all the duties that may be required of and from Consultant pursuant to the terms of this Agreement. Consultant does not guarantee that its efforts will have any impact on the Clients' business or that any subsequent financial improvement will result from Consultants' efforts. Client understands and acknowledges that the success or failure of Consultants' efforts will be predicated on the Clients' assets and operating results.

6.   Independent Legal and Financial Advice

     Consultant is not a law firm; neither is it an accounting firm. Consultant does, however, employ professionals in those capacities to better enable Consultant to provide consulting services. Client represent that they have not nor will they construe any of the Consultants' representations to be statements of law. Each entity has and will continue to seek the independent advice of legal and financial counsel regarding all material aspects of the transactions contemplated by this Agreement, including the review of all documents provided by Consultant to Client and all opportunities Consultant introduces to Client.

7.   Miscellaneous

    a. The execution and performance of this Agreement has been duly authorized by all requisite individual or corporate actions and approvals and is free of conflict or violation of any other individual or corporate actions and approvals entered into jointly and severally by the parties hereto. This Agreement represents the entire Agreement between the parties hereto, and supersedes any prior agreements with regards to the subject matter hereof. This Agreement may be executed in any number of facsimile counterparts with the aggregate of the counterparts together constituting one and the same instrument. This Agreement constitutes a valid and binding obligation of the parties hereto and their successors, heirs and assigns and may only be assigned or amended by written consent from the other party.

    b. No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions. From time to time, each party will execute additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

    c. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Utah and any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Salt Lake County, Utah. If any action is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs, and other costs incurred in proceeding with the action from the other party.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein above written.

Flexweight Corporation


/s/ Tammy Gehring                      Date: July 1, 1997
Tammy Gehring, President


Park Street Investments, Inc.


/s/ Ken Kurtz                          Date: July 1, 1997
Ken Kurtz, President